UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place

8 Par-La-Ville Road

Hamilton HM 08

Bermuda

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Item 9. Regulation FD Disclosure

Recent Developments

We have agreed to invest an aggregate of $20 million as part of an investor group, which includes one of our founding shareholders, White Mountains Insurance Group, Ltd., that will acquire the life and investments business of Safeco Corporation for $1.35 billion, subject to adjustments. The transaction is expected to fund and close during the third quarter of 2004 and is subject to regulatory approvals and other customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

April 1, 2004	By: /S/ NEIL MCCONACHIE
Date	Name: Neil McConachie Title: Chief Accounting Officer and Treasurer (chief accounting officer)